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                                    FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  -------------

                                 EON LABS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                13-3653818
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                           227-15 NORTH CONDUIT AVENUE
                            LAURELTON, NEW YORK 11413
                    (Address of principal executive offices)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE SO REGISTERED:     NAME OF EACH EXCHANGE ON WHICH
                                             EACH CLASS IS TO BE REGISTERED:

Common Stock, par value $.01 per share       Nasdaq National Market

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-83638

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE.


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              INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
------        -------------------------------------------------------

                  The Registrant incorporates herein by reference the section entitled "Description of Capital Stock, Certificate of Incorporation and Bylaws" contained in the Prospectus portion of the Registrant's Registration Statement on Form S-1 File No. 333-83638, (the "Form S-1") as filed by the Registrant under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") on March 1, 2002, amended by Amendment No. 1 on April 5, 2002, Amendment No. 2 on May 6, 2002 and Amendment No. 3 on May 16, 2002 (the "Registration Statement") and any subsequent amendments thereto.

ITEM 2.           EXHIBITS

                  Not applicable.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



EON LABS, INC.

Date:    May 21, 2002


By:      /S/ WILLIAM F. HOLT
         -----------------------------------
         Name: William F. Holt
         Title:  Chief Financial Officer